Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2004 relating to the financial statements and financial statement schedule, which appears in Ceradyne, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Orange County, California August 18, 2004